                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549
                                  ___________
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Evoke Communications, Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


               Delaware                                84-1407805
----------------------------------------- ------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification no.)

1157 Century Drive, Louisville, Colorado                  80027
----------------------------------------- ------------------------------------
(Address of principal executive offices)  (Zip code)


     If this form relates to the                If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the Exchange pursuant to Section 12(g) of the
Act and is effective pursuant to General  Exchange Act and is effective
Instruction A.(c), please check the       pursuant to General Instruction A.(d),
following box.  [_]                       please check the following box. [X]


    Securities Act registration statement file number to which this form relates:
                                                                333-30708
                                                         -----------------------
                                                             (If applicable)

    Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                Names of Each Exchange on Which
    to be so Registered                 Each Class is to be Registered
---------------------------     ---------------------------------------------

       Not Applicable.

    Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $.0015 per share
--------------------------------------------------------------------------------
                               (Title of Class)

                                      1.

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-30708) (the "Registration Statement"), initially filed with the Securities and Exchange Commission on February 18, 2000 and is incorporated herein by reference.

Item 2.  Exhibits.

     Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number                                          Description
-------                                         -----------
3.1                                             Restated Certificate of Incorporation of the
                                                Registrant, as amended, as filed with the
                                                Secretary of State of the State of Delaware.

3.2                                             Form of Restated Certificate of Incorporation,
                                                to be effective upon the closing of this
                                                offering.

3.3                                             Bylaws of the Registrant

3.4                                             Form of Amended and Restated Bylaws to be
                                                effective upon the closing of this offering.

3.5                                             Amendment to Restated Certificate of
                                                Incorporation, as filed with the Secretary of
                                                State of the State of Delaware.

3.6                                             Certificate of Amendment to Restated
                                                Certificate of Incorporation, as amended, as
                                                filed with the Secretary of State of the State
                                                of Delaware.

4.2                                             Specimen stock certificate representing shares
                                                of common stock of the Registrant.

5.1                                             Opinion of Cooley Godward LLP regarding the
                                                legality of the securities being registered.

10.3                                            Amended and Restated Stockholders' Rights
                                                Agreement, dated March 29, 1999.

                                      2.

10.4                                            Amended and Restated Investors' Agreement,
                                                dated November 17, 1999.

10.5                                            First Amendment to Amended and Restated
                                                Investors' Agreement, dated as of December 15,
                                                1999.

10.20                                           Shareholders Agreement, dated June 9, 2000.

                                       3.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Evoke Communications, Inc.
                              (Registrant)

Date: July 17, 2000           By:  /s/ Stephanie A. Anagnostou
                                 ______________________________________
                                     Stephanie A. Anagnostou
                                     Senior Vice President and
                                     General Counsel

                                       4.